Credit Suisse First Boston
ABSC 2005-HE8
7,933 records
All records

Selection Criteria: All records
Table of Contents
  DTI Distribution
  Loan Balance Distribution
  Product- IO Loans
  Product- IO ARM Loans

1. DTI Distribution

DTI Distribution	Loan Count	Outstanding Balance	% by Balance	Weighted Average Gross Coupon	MI Fee
DTI < 10.00	20	2,007,314.08	0.141	7.968	N
DTI 10.00 - 19.99	254	35,294,707.29	2.476	7.316	N
DTI 20.00 - 29.99	983	149,439,668.11	10.482	7.250	N
DTI 30.00 - 39.99	2,173	381,486,130.09	26.759	7.242	N
DTI 40.00 - 49.99	4,095	780,346,625.92	54.737	7.269	N
DTI 50.00 - 59.99	407	76,926,167.99	5.396	7.030	N
DTI 60.00 - 69.99	1	134,358.82	0.009	8.850	N
Total:	7,933	1,425,634,972.30	100.000	7.249	N

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2. Loan Balance Distribution

Loan Balance Distribution	Loan Count	Outstanding Balance	% by Balance	Weighted Average Gross Coupon	MI Fee
1 - 25,000	39	867,685.96	0.061	10.431	N
25,001 - 50,000	487	19,350,102.01	1.357	9.888	N
50,001 - 75,000	944	58,961,983.63	4.136	8.735	N
75,001 - 100,000	1,067	93,669,376.51	6.570	7.919	N
100,001 - 150,000	1,668	207,614,738.57	14.563	7.496	N
150,001 - 200,000	1,184	205,726,026.03	14.430	7.204	N
200,001 - 250,000	676	151,757,945.85	10.645	7.144	N
250,001 - 300,000	610	167,142,673.85	11.724	6.949	N
300,001 - 350,000	405	131,115,854.16	9.197	6.961	N
350,001 - 400,000	271	101,821,785.75	7.142	6.987	N
400,001 - 450,000	209	88,598,249.55	6.215	6.835	N
450,001 - 500,000	155	73,891,461.77	5.183	6.932	N
500,001 - 550,000	93	48,810,978.35	3.424	6.769	N
550,001 - 600,000	69	39,585,761.97	2.777	6.882	N
600,001 - 650,000	40	25,090,625.63	1.760	6.761	N
650,001 - 700,000	9	6,042,872.72	0.424	6.823	N
700,001 - 750,000	2	1,435,850.00	0.101	6.487	N
750,001 - 800,000	3	2,343,500.00	0.164	6.390	N
800,001 - 850,000	1	807,499.99	0.057	7.050	N
950,001 - 1,000,000	1	1,000,000.00	0.070	7.650	N
Total:	7,933	1,425,634,972.30	100.000	7.249	N

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3. Product- IO Loans

Product- IO Loans	WA IO Original Term	Number of Loans	Total Loan Balance	Avg Loan Balance	% of Total IO	WA FICO	WA LTV(1)	% Owner Occupied	% Purchase	WA DTI	% Full Doc	% Second Lien
2/28 ARM - 2 Yr IO	24	867	282,135,483.22	325,415.78	72.44	647	83.30	97.01	47.61	41.60	46.83	0.00
2/28 ARM - 5 Yr IO	60	149	44,767,984.92	300,456.27	11.49	648	81.60	98.44	69.40	40.51	47.85	0.00
3/27 ARM - 3 Yr IO	36	114	31,305,898.46	274,613.14	8.04	647	82.96	97.90	39.23	41.91	59.23	0.00
3/27 ARM - 5 Yr IO	60	115	30,900,061.87	268,696.19	7.93	647	81.90	100.00	40.89	40.06	58.01	0.00
5/25 ARM - 7 Yr IO	84	1	352,000.00	352,000.00	0.09	685	80.00	100.00	0.00	32.08	0.00	0.00
Total:	32	1246	389,461,428.47	312,569.36	100.00	647	82.96	97.49	48.86	41.37	48.79	0.00

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4. Product- IO ARM Loans

Product- IO ARM Loans	Initial Cap 1.000 1.499	Initial Cap 1.500 1.999	Initial Cap 2.000 2.499	Initial Cap 2.500 2.999	Initial Cap 3.000 3.499	Initial Cap 3.500 3.999	Initial Cap 4.000 4.499	Initial Cap 4.500 4.999	Initial Cap 5.000 5.499	Initial Cap 5.500 5.999
2/28 ARM - 2 Yr IO	0.00	282,135,483.22	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2/28 ARM - 5 Yr IO	0.00	44,767,984.92	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3/27 ARM - 3 Yr IO	0.00	31,305,898.46	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3/27 ARM - 5 Yr IO	0.00	30,900,061.87	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
5/25 ARM - 7 Yr IO	0.00	352,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	0.00	389,461,428.47	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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